UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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Isramco, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISRAMCO, INC.
2425 West Loop South Suite 810
Houston Texas 77027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          NOTICE IS HEREBY GIVEN that the 2013 annual meeting (the “Annual Meeting”) of the shareholders of Isramco, Inc. (the “Company”) will be held at the Company’s offices at 2425 West Loop South, Suite 810, Houston Texas 77027, on December 18, 2013 at 9:00 A.M., local time, for the following purposes:

          (i) to elect six directors of the Company to hold office until the next annual meeting of the shareholders and until their respective successors shall have been duly elected and qualified;

          (ii) to ratify the appointment of Malone Bailey, LLP as the Company’s independent public accounting firm for the year ending December 31, 2013; and

          (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

          The Board of Directors has fixed the close of business on November 20, 2013, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A complete list of shareholders entitled to vote at the meeting will be available for examination at the offices of the Company for ten (10) days prior to the meeting. Only shareholders of record at the close of business on November 20, 2013 (the “Record Date”) are entitled to vote at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Haim Tsuff
Chairman of the Board
Chief Executive Officer
President

November 27, 2013
PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

ISRAMCO, INC.
2425 West Loop South Suite 810
Houston Texas 77027

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 18, 2013

INTRODUCTION

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Isramco, Inc., a Delaware corporation (the “Company”) for use at the 2013 annual meeting (the “Annual Meeting”) of the Company’s shareholders (the “Shareholders”) to be held at the Company’s offices at 2425 West Loop South, Suite 810, Houston, Texas 77027, on Wednesday, December 18, 2013 at 9:00 A.M., local time, and any adjournment(s) thereof.

Our Board of Directors has made these proxy materials available to you on the Internet on or about November 27, 2013, at its transfer agent, American Stock Transfer, at http://www.astproxyportal.com/ast/03348 as described in the Notice of Internet Availability of Proxy Materials (the “Notice”), mailed to Shareholders of record and beneficial holders. Alternatively, upon your request, printed versions of these proxy materials will be delivered to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at our 2013 Annual Meeting of Shareholders. Our Shareholders are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. These proxy materials include: our proxy statement for (and notice of) the Annual Meeting; and our Annual Report on Form 10-K for the year ended December 31, 2012, which includes our annual audited financial statements for fiscal 2012. If you requested printed versions of these proxy materials by mail, these proxy materials also include our 2013 annual meeting proxy card or a voting information card for submitting your vote in writing to us or your broker, as the case may be.

Purposes of the 2013 Annual Meeting

          At the Annual Meeting, the Shareholders will be asked to:

          (i) to elect six directors of the Company to hold office until the next annual meeting of the Shareholders and until their respective successors shall have been duly elected and qualified;

          (ii) to ratify the appointment of Malone Bailey, LLP as the Company’s independent public accounting firm for the year ending December 31, 2013; and

          (iii) to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

Voting Rights

          To have a valid meeting of the Shareholders, a quorum of the Company’s Shareholders is necessary. A quorum consists of Shareholders holding a majority of the shares of the common stock of the Company (the “Common Stock”) issued and outstanding and entitled to vote on the Record Date present in person or by proxy at the Annual Meeting. Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein, but if no direction is given, such shares will be voted in accordance with the Board’s recommendations.

          All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock at the close of business on November 20, 2013 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were a total of 2,717,691 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

          Shareholders representing a majority of the Common Stock issued and outstanding as of the Record Date, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment(s) thereof. Abstentions and shares held of record by a broker for which the broker has discretionary authority or instructions to vote the shares are counted as shares that are present at the Annual Meeting for purposes of determining a quorum.

          Abstentions occur when Shareholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the Shareholders are voting. There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. For Proposals 1 (Election of Directors), to be voted on at the Annual Meeting, you must provide timely instructions on how the broker or other nominee should vote your shares. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

          Assuming a quorum is present at the Annual Meeting, the following is a summary of the vote required to approve each proposal, as well as the effect of broker non-votes and abstentions.

☐

Proposal 1 (Election of Directors): To be elected, each nominee for election as a director must receive the affirmative vote of a majority of the votes of the Company’s Common Stock, present in person or by proxy at the meeting and entitled to vote on the proposal. Abstentions may not be specified as to the election of directors, but you may withhold your vote as to any nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will not be taken into account in determining the outcome of the election.

☐

Proposal 2 (Ratify Appointment Outside Auditors): To ratify the appointment of Malone Bailey, LLP as the company’s independent Public accounting firm for the year ending December 31, 2013. To be ratified, Malone Bailey, LLP must receive the affirmative vote of a majority of the votes of the Company’s Common Stock, present in person or by proxy at the meeting and entitled to vote on the proposal. Broker non-votes will not be taken into account in determining the outcome of the election.

How Can I Vote Without Attending the Annual Meeting?

          There are three methods for registered Stockholders to direct their vote by proxy without attending the Annual Meeting:

          • Vote by Internet. You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, December 17, 2013. Internet voting is available 24 hours a day. If you vote via the Internet you do NOT need to vote by telephone or return a proxy card.

          • Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on the Internet link on your Notice or on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on Tuesday, December 17, 2013. Telephone voting is available 24 hours a day. If you vote by telephone you do NOT need to vote over the Internet or return a proxy card.

          • Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

          The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each of the Company’s directors, (b) the Company’s Chief Executive Officer, Chief Financial Officer, former Legal Counsel and Corporate Secretary, and a key employee (the “Named Executive Officers), (c) all current directors, executive officers of the Company as a group; and (d) each person who beneficially owns more than five percent of the Company’s Common Stock.

Name of Beneficial Owner (1)	Number of Shares Percent of Beneficially Owned (2)		Common Stock (2)
Haim Tsuff, Chairman, CEO, and President	1,825,324	(3) (4) (5) (6)	67.16%

Naphtha Holding Ltd.	1,763,645	(4)	64.89%

Naphtha Israel Petroleum Corporation Ltd.	1,763,645	(4)	64.89%

United Kingsway Ltd.	1,763,645	(4)	64.89%

YHK Investment L.P.	1,763,645	(4)	64.89%

J.O.E.L. Jerusalem Oil Exploration Ltd.	1,763,645	(4)	64.89%

Equital Ltd.	1,763,645	(4)	64.89%

Naphtha Exploration LP	7,804	(5)	*

I.O.C. Israel Oil Company, Ltd	102,000	(6)	2.87%

Joseph From, Director	—		—

Max Pridgeon, Director	—		—

Itai Ram, Director	—		—

Frans Sluiter, Director	—		—

Asaf Yarkoni, Director	—		—

Edy Francis, Chief Financial Officer	—		—

Zeev Koltovskoy, Chief Accounting Officer (7)	—		—

Curt L. Warnock, Legal Counsel and Corporate Secretary (8)	—		—

All directors and executive officers as a group (9 persons)	1,825,324	(1-8)	67.16%

          (1) Unless otherwise specified, the address of such person is c/o Isramco, Inc., 2425 West Loop South, Suite 810, Houston, Texas 77027.

          (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days of the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

          (3) Haim Tsuff, the Company’s Chairman of the Board, Chief Executive Officer and President, holds directly 61,679 shares of the Company. Also, as described in Notes 4, 5, and 6 below, he may be deemed to control an additional 1,763,645 shares of Common Stock.

          (4) Naphtha Israel Petroleum Corporation Ltd. (“Naphtha Petroleum”), an Israeli public company whose shares are traded on the Tel Aviv Exchange, holds all of the outstanding voting shares of Naphtha Holdings Ltd. (“Naphtha Holdings”), a private Israeli company. Haim Tsuff, the Company’s Chairman of the Board, Chief Executive Officer and President, may be deemed to beneficially own any shares held by Naphtha Holdings within the meaning of Rule 13d-3 of the Exchange Act, by virtue of the control that he exercises over Naphtha Petroleum. The nature Mr. Tsuff’s control over Naphtha Petroleum is described in the succeeding paragraphs.

          Mr. Tsuff holds all of the outstanding voting shares of United Kingsway Limited (“United Kingsway”), a BVI private company. He also serves as the sole director of United Kingsway. United Kingsway holds 74% of the outstanding membership interests in each of YHK Investment L.P (“YHK LP”), an Israeli limited partnership and YHK General Manager Ltd. (“YHK Manager”), a private Israeli company that serves as the general partner of YHP LP. YHK LP holds 44.5% of the outstanding voting securities of Equital Ltd. (“Equital”), an Israeli public company listed on the Tel Aviv Exchange.

          Equital holds 37% of the outstanding voting securities of J.O.E.L. - Jerusalem Oil Exploration Ltd. (“J.O.E.L.”), a public company Israeli company.

          J.O.E.L. holds 65% of the outstanding voting securities Naphtha Petroleum which, as noted above, holds all of the outstanding voting securities of Naphtha Holdings.

          The 1,653,841 shares of Common Stock referred to in the table above are held in the name of Naphtha Holdings or Naphtha Petroleum. None of United Kingsway, YHP LP, YHK Manager, Equital or J.O.E.L. holds, directly, any shares of the Company’s Common Stock.

          (5) Haim Tsuff, the Company’s Chairman of the Board, Chief Executive Officer and President, may be deemed to control the shares held directly by Naphtha Exploration LP., an Israeli limited partnership listed on the Tel Aviv Exchange, through control of its general partner, Naphtha Partnerships Management Ltd.

          (6) Haim Tsuff, the Company’s Chairman of the Board, Chief Executive Officer and President, may be deemed to control the shares held directly by I.O.C. Israel Oil Company Ltd., an Israeli private company (“I.O.C.”) through control of J.O.E.L. and Naphtha Petroleum which controls I.O.C.

          (7) Mr. Koltovskoy joined in the Company in September 2012 as Director of Finance and was named Chief Accounting Officer in December 2012.

          (8) Curt L. Warnock resigned in 2013.

          (9) See Notes 3 through 6 above.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

          The primary objectives of our market based compensation program for Haim Tsuff, Chairman of the Board, Chief Executive Officer and President; Edy Francis, Chief Financial Officer; Zeev Koltovskoy, Chief Accounting Officer; Anthony James, Legal Counsel and Secretary; and Curt L. Warnock, the Company’s former Legal Counsel and Corporate Secretary (collectively the “Named Executive Officers”) were and are to attract and retain qualified and experienced executive talent, provide appropriate incentives for the Named Executive Officers to apply their efforts in such a way that supports our financial performance objectives and business strategy, and to align their incentives with enhancement of shareholder value. In particular, our compensation program for Named Executive Officers is designed to reward superior job performance and individual initiative to help increase the Company’s oil and gas reserves, production rates, earnings per share and to manage operating costs.

          The Compensation Committee is developing metrics by which executive cash incentives and stock-related incentives will be awarded through the Company’s incentive plans. In that effort, the Compensation Committee seeks to compensate the Company’s Named Executive Officers so that their aggregate cash and equity compensation is comparable to the market compensation for similarly-situated executives at the companies we consider to be our peers.

Role of the Compensation Committee, its Consultants and Management

          Our Board has entrusted the Compensation Committee to carry out the Board’s overall responsibility relating to the compensation of our Named Executive Officers. Our Chief Executive Officer also plays an important role in the executive compensation process, in overseeing the performance and dynamics of the executive team and generally keeping the Compensation Committee informed of business objectives and performance. All final approvals regarding the Named Executive Officers’ compensation remain with the Compensation Committee. Finally, the Company or the Compensation Committee may retain an independent consulting firm and/or legal counsel experienced in executive and overall compensation practices and policies to assist the Compensation Committee in calibrating the form and amount of executive compensation.

          The Compensation Committee, together with the assistance and recommendation of our Chief Executive Officer, and other advisors deemed appropriate by the Compensation Committee, typically reviews and discusses each particular executive compensation component presented and approves the compensation of the other Named Executive Officers. In the case of our Chief Executive Officer, the Compensation Committee, together with the full Board and the Lead Independent Director, reviews and discusses each compensation component (together with compensation consultants and any counsel, other advisors or members of management deemed appropriate by the Compensation Committee). Following this review, the Compensation Committee sets the salary and other compensation of our Chief Executive Officer.

Market Analysis

     When making compensation decisions, the Compensation Committee considers comparative compensation information of select peer and industry companies as a reference in its review and approval of compensation for the Named Executive Officers. This review is done with respect to both the structure of our executive compensation program as well as the targeted amount of compensation. The company has selected the following companies as peers for such review

Approach Resources Inc.
Abraxas Petroleum Corp.
ZaZa Energy Corporation
FX Energy Inc.
Callon Petroleum Company
Prime Energy Corp.
Warren Resources Inc.
PetroQuest Energy Inc.
PostRock Energy Corporation
Constellation Energy Partners
Mid-Con Energy Partners LP
Gastar Exploration Limited (USA)

          Because the comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use of any or all of the comparative companies. When exercising its discretion, the Compensation Committee may consider factors such as the nature of officer’s duties and responsibilities as compared to the corresponding position in the peer companies, the experience and value the officer brings to the role, the officer’s performance results, demonstrated success in meeting key financial and other business objectives and the amount of the officer’s pay relative to the pay of his or her peers within our company.

Elements of Executive Compensation

          Named Executive Officers’ compensation currently has two primary components—base salary and annual cash incentive compensation. Base salary is primarily designed to reward current and past performance and may be adjusted from time to time to realign salaries with market levels. Annual cash incentive awards are granted to incentivize our Named Executive Officers to assist the Company in achieving its performance goals as well as to achieve their individual performance goals. In addition, our Named Executive Officers participate in the benefit plans and programs that are generally available to all employees of the Company and receive perquisites and other personal benefits, all of which are intended to be part of a competitive overall compensation program.

          Base Salary. Initial base salaries for our Named Executive Officers are established based on their role within the Company and the scope of their responsibilities, taking into account market compensation paid by the peer companies described above. Their base salaries are reviewed annually and increased from time to time to realign salaries with those market levels after taking into account individual responsibilities, performance, experience and/or cost of living.

Annual Cash Incentive Compensation Plan

          For 2013, our executive annual incentive cash awards (the “Cash Incentive Awards”) were designed to align executive officer pay with overall company financial performance, as well as performance against important short-term initiatives. There are no target amounts and amounts paid are at the discretion of the Chief Executive Officer.

Other Compensation and Benefits.

          All of our Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, short term disability, long term disability, voluntary life, and dependent life. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining executive officers and other employees.

Perquisites and Other Personal Benefits.

          We provide our Named Executive Officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key executive positions.

Setting Executive Compensation in 2012

          Base Salary. The base salary of each Named Executive Officer is reviewed annually by the Compensation Committee. For our Named Executive Officers other than Chief Executive Officer, our Chief Executive Officer recommends salary increases, which are reviewed and approved by the Compensation Committee.

          For 2012, the primary factor in determining the amount of increase in base salary was the Compensation Committee’s subjective assessment of individual performance of each of our Named Executive Officers. The Compensation Committee also reviewed the comparative compensation data discussed above to assess the reasonableness of the base salary amounts in light of the officer’s duties and responsibilities as compared to similarly situated officers. The following table reflects annualized base salary amounts for the Named Executive Officers for 2013 and 2012:

Name	2013 Base Salary	2012 Base Salary

Haim Tsuff	$360,000	$360,000
Edy Francis	84,600	84,600
Zeev Koltovskoy	70,000	65,000
Curt L. Warnock (1)	155,000	152,917

1.	Mr. Warnock resigned in June 2013.

Annual Cash Incentive Compensation.

          In connection with its review of the performance of each of the Named Executive Officers, the Compensation Committee specifically considered each executive’s leadership in achieving each of the business goals described above. The Compensation Committee also considered the difficulty of achieving performance goals in light of the challenging and competitive nature the Company’s operations and the overall economy. The following is a discussion of the material factors the Compensation Committee considered in assessing each Named Executive Officer’s contribution and achievement of his or her individual performance goals:

•

Haim Tsuff: In assessing Mr. Tsuff’s performance, the Compensation Committee, together with the Lead Independent Director, considered the leadership and strategic vision that he provides for the continued growth of the Company as Chief Executive Officer and President. As a result of his significant ownership position in the Company, Mr. Tsuff’s objectives are closely aligned with those of our stockholders.

•

Edy Francis: In assessing Mr. Francis’ performance, the Compensation Committee considered his role as Chief Financial Officer, including his management of financial restructuring and accounting management that impacted the Company’s business.

•

Zeev Koltovskoy: In assessing Mr. Koltovskoy’ performance, the Compensation Committee considered his role as Chief Accounting Officer, including his familiarity with Sarbanes-Oxley compliance procedures and accounting management that impacted the Company’s business.

•

Curt L. Warnock: In assessing Mr. Warnock’s performance, the Compensation Committee considered his role as in-house counsel, and his role in the Land and Human Resources functions, including his management of issues that impacted the Company’s business.

Accordingly, the following chart presents information about the awards earned by each of the Named Executive Officers:

Named Executive Officer	2012 Incentive Payout as a % of Base Salary	$ Amount Earned

Haim Tsuff	0%	0
Edy Francis	118.2%	100,000
Zeev Koltovskoy	15.4%	10,000
Curt Warnock	0%	0

For more information on total compensation paid to our Named Executive Officers, see “Executive Compensation and Related Information— 2012 Summary Compensation Table.”

Compensation Policies

Adjustment or Recovery of Awards upon Restatement of Company Performance. The Company does have a formal policy requiring its Named Executive Officers to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Company also has a provision in the employment contracts with Named Executive Officers allowing the company to force the return of any cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Stock Ownership Guidelines. The Company has no stock ownership guidelines for it Named Executive Officers or for its Directors.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the Compensation Committee’s review of and discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee.

Max Pridgeon – Chairman

Itai Ram

Joseph From

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Max Pridgeon, Itai Ram and Joseph From served on the Compensation Committee in 2012. No member of the committee has served as one of our officers or employees at any time. None of our executive officers served, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

          The following table sets forth information for the fiscal years ended December 31, 2010, December 31, 2011, and December 31, 2012, and concerning compensation of the Company’s Named Executive Officers:

Summary Compensation Table

				STOCK ALL OTHER
Name and Principal Position	Year	Salary	Cash Bonus	Stock Awards	All Other Compensation	Total

Haim Tsuff	2012	$360,000	$0	$0	$0	$360,000
Chairman, Chief Executive	2011	360,000	0	0	0	360,000
Officer, President	2010	360,000	0	0	0	360,000

Edy Francis	2012	84,600	100,000	0	44,983	229,583
Senior Vice President, Chief	2011	84,600	75,000	0	47,698	207,298
Financial Officer and Chief Accounting Officer	2010	81,350	50,000	0	45,412	176,762

Zeev Koltovskoy (1)	2012	24,375	10,000	0	27,766	62,141
Chief Accounting Officer

Curt Warnock	2012	155,000	0	0	10,280	165,280
Legal Counsel and Corporate Secretary	2011	26,154	750	0	0	26,904

(1)	Mr. Koltovskoy joined the Company in 2012 and was named the Chief Accounting Officer in December 2012.

EMPLOYMENT/CONSULTING AGREEMENTS

          On November 17, 2008, the Company and Goodrich Global Ltd. (“Goodrich”), a company owned and controlled by Mr. Haim Tsuff, the Company’s Chairman of the Board, Chief Executive Officer and President, entered into an Amended and Restated Agreement, as subsequently amended on November 24, 2008, and January 1, 2011 (the “Goodrich Agreement”). The Goodrich Agreement replaced the consulting agreement entered into in May 1996 between the Company and Goodrich which terminated on May 31, 2008, pursuant to which the Company paid $240,000 per annum in installments of $20,000 per month. Under the Goodrich Agreement, as of June 1, 2008, the Company pays Goodrich $360,000 per annum in installments of $30,000 per month in addition to reimbursing Goodrich for all reasonable expenses incurred in connection with services rendered to the Company. The Company’s payment of $360,000 per year under the Goodrich Agreement is herein reflected as the salary of Haim Tsuff, the Company’s Chairman, Chief Executive Officer and President. The Goodrich Agreement had an initial term through May 31, 2012, and automatically extended by its terms for an additional three-year period. The Goodrich Agreement contains certain customary confidentiality and non-compete provisions.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

          Except as described under the agreements listed above, there are no payments or other obligations in the event of termination or change-in-control.

DIRECTOR COMPENSATION:

          The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2012:

	FEES PAID	OPTION
	IN CASH	AWARDS	TOTAL
NAME	($)	($)	($)
Joseph From	$4,500	—	$4,500
Max Pridgeon	$20,490	—	$20,490
Itai Ram	$1,500	—	$1,500
Asaf Yarkoni	$0	—	$0
Frans Sluiter	$3,000	—	$3,000

(1)	Mark E. Kalton, a Director of the Company in 2011, received $11,750 in the fiscal year ending December 31, 2012, as payment for his assistance to the Board of Directors.

RELATED TRANSACTIONS:

Loans:

          In 2007 and 2008, the Company borrowed money from related parties in order to obtain the funds necessary to purchase the oil and gas properties in the transactions with Five States Energy (in 2007) and GFB Acquisition – 1, L.P and TransRepublic Resources (in 2008). Specifically:

          A.          In order to obtain the funds necessary to consummate the Company’s February 2007 purchase of oil and gas properties from Five States Energy, the Company obtained loans in the totaling $49 million from Naphtha Petroleum (and subsidiaries thereof) as below:

          i)           Pursuant to a Loan Agreement dated as of February 27, 2007 (the “First Naphtha Loan Agreement”), the Company obtained an $18.5 million loan from Naphtha Petroleum. The loan bears interest at per annum rate equal to the LIBOR plus 5.5%, not to exceed 11% per annum. Interest is payable at the end of each loan year. Principal plus any accrued and unpaid interest was due and payable on February 26, 2012. Interest after the maturity date accrues at the per annum rate of London Inter-bank Offered Rate (“LIBOR”) plus 12% until paid in full. The loan may be prepaid at any time, in whole or in part, without penalty or prepayment. In December 2007, the Company prepaid approximately $13.9 million in respect of principal and interest for 2007 and we made additional payments aggregating approximately $6.3 million in respect to principal and interest for 2008. No payments were made in 2009. Approximately $138,000 in interest was paid in 2011. In 2012, the full remaining balance of approximately $1 million was paid and the terms of the First Naphtha Loan Agreement were fully satisfied.

          ii)           Pursuant to a Loan Agreement dated as of February 27, 2007 (the “Second Naphtha Loan Agreement”) the Company obtained an unsecured loan from Naphtha Petroleum in the original principal amount of $11.5 million, payable at the end of seven years. Interest accrues at a rate of LIBOR plus 6%, per annum. The other material terms and conditions of the Second Naphtha Loan Agreement are identical to the terms of the First Naphtha Loan Agreement. Effective February 1, 2009, the Second Naphtha Loan Agreement was amended and restated to extend the payment deadlines arising on and after February, 2009, by two years. Thereafter, by Agreement to Loan Agreements and Notes dated effective March 1, 2013, the Second Naphtha Loan Agreement, together with the underlying promissory note, was amended to extend its maturity date to December 31, 2018, and to provide a specific repayment schedule for accrued interest and outstanding principal. As of September 30, 2013, approximately $11.5 million in principal remains outstanding.

          iii)           Pursuant to another Loan Agreement, also dated as of February 27, 2007, the Company obtained an unsecured loan from I.O.C. in the principal amount of $12 million, repayable after five years (the “First I.O.C. Loan Agreement”). Interest on this loan accrues at LIBOR plus 6% per annum. There is no prepayment penalty. The original Maturity date on the loan was February 26, 2014. Effective February 1, 2009, the loan agreement was amended and restated to extend the payment deadlines arising on and after February, 2009, by two years. By Amendment to Loan Agreement and Notes dated effective March 1, 2013, the First I.O.C. Loan Agreement, together with four other I.O.C. Loan Agreements described herein and their respective underlying promissory notes, were amended to extend their maturity dates to December 31, 2018, and to provide a specific repayment schedule for accrued interest and outstanding principal. As of September 30, 2013, approximately $12.0 million in principal remains outstanding under the First I.O.C. Loan Agreement.

          iv)           Pursuant to a Loan Agreement dated as of February 26, 2007, the Company obtained a loan from J.O.E.L. in the original principal amount of $7.0 million bearing interest at the rate of 5.36% per annum. This loan was originally repayable at the end of three months. On July 2007, the Company and J.O.E.L. reached an agreement to revise the term of the Loan to seven years and to revise the interest rate to LIBOR plus 6% per annum. Under the revised terms, interest payable to J.O.E.L. was subject to and limited in all cases to the maximum legal rate of interest that may be paid under the laws of the State of Texas. The Company paid approximately $840,000 in interest for 2008. In 2009, the Company paid

J.O.E.L. $7,701,491, being the entire outstanding principal balance of the loan and all accrued interest. Jackob Maimon, who was Isramco’s President and a director at the time of this loan, was also a director of J.O.E.L. Haim Tsuff, Isramco’s Chairman of the Board, Chief Executive Officer and President, is a controlling shareholder of J.O.E.L. As of December 31, 2009, this loan was fully paid.

          B.          In order to obtain the funds necessary to consummate the March 2008 purchase of oil and gas properties from GFB Acquisition – I, L.P. and TransRepublic Resources Ltd., the Company obtained loans from J.O.E.L., a related party, in the aggregate original principal amount of $48.9 million. These loans were initially repayable at the end of 4 months and bore interest at a rate of LIBOR plus 1.25% per annum. On May 25, 2008, the Company and J.O.E.L. entered into an Amended and Restated Loan Agreement (the “J.O.E.L. Loan Agreement”) that revised the terms of these loans and, among other things, extended the maturity date for an additional seven (7) years. Under the J.O.E.L. Loan Agreement, interest accrues at a rate equal to the LIBOR plus 6.0% per annum. Pursuant to the terms of the J.O.E.L. Loan Agreement, the loans remain unsecured and there is no prepayment penalty. Initially, principal and interest were due and payable in four equal annual installments, commencing on June 30, 2012. The J.O.E.L. Loan is unsecured except to the extent of any accounts of the Company held by J.O.E.L. which were not material in amount. By Amendment to Amended and Restated Loan Agreement and Note dated June 30, 2013, the J.O.E.L. Loan Agreement was amended to extend the maturity date to June 30, 2017, and to amend the repayment schedule of the J.O.E.L. Loan Agreement, together with the underlying promissory note, to require principal and accrued interest to be paid in three (3) installments due on June 30th of each year commencing June 30, 2015. The other terms of the loan agreement and note remained unchanged. As of September 30, 2013, approximately $43.7 million remains outstanding. Haim Tsuff, Isramco’s Chairman of the Board, Chief Executive Officer and President, is a controlling shareholder of J.O.E.L. and Jackob Maimon, a former president and director of Isramco, was a director of J.O.E.L.

          C.          In July 2009, the Company entered into a loan transaction with I.O.C., a related party, pursuant to which the Company borrowed $6 million (the “Second I.O.C. Loan Agreement”). The funds provided under the Second I.O.C. Loan Agreement were used by Isramco Resources, LLC, as payment to Bank of Nova Scotia, as administrative agent, and Capital One, N.A., as a syndication agent, under a Senior Credit Agreement in order to reduce the outstanding balance below the borrowing base and avoid the imposition of additional interest under the terms of said Senior Credit Agreement. Amounts outstanding under the Second I.O.C. Loan Agreement bear interest at LIBOR plus 6.0%. The Second I.O.C. Loan matured in five years from its effective date, with accrued interest payable annually on each anniversary date of the loan. The Second I.O.C. Loan is unsecured and may be prepaid at any time without penalty. I.O.C. is fully owned by Naphtha Petroleum. Naphtha Petroleum is the sole shareholder of Naphtha Holdings, and Naphtha Petroleum controls approximately 64.89% of the Company’s outstanding Common Stock. As noted herein, Naphtha Petroleum may be deemed to be controlled by Haim Tsuff, the Chairman of the Board, Chief Executive Officer and President of Isramco. By Amendment to Loan Agreement and Notes dated effective March 1, 2013, the Second I.O.C. Loan Agreement, together with four other I.O.C. Loan Agreements described herein and their respective underlying promissory notes, were amended to extend their maturity dates to December 31, 2018, and to provide a specific repayment schedule for accrued interest and outstanding principal. As of September 30, 2013, approximately $6.0 million remains outstanding under the Second I.O.C. Loan Agreement.

          D.          In March 2009, the Company entered into a loan transaction with I.O.C., a related party, pursuant to which the Company borrowed $11.0 million (the “Third I.O.C. Loan Agreement”). The purpose of the Third I.O.C. Loan Agreement was to provide funds for Isramco Resources, LLC, to pay all amounts due under a Credit Facility and then existing hedges with Wells Fargo Bank National Association and to provide funding for the Company’s other corporate purposes. Amounts outstanding under the Second I.O.C. Loan bear interest at LIBOR plus 6.0%. The Third I.O.C. Loan matures in March 2012, is unsecured and has no prepayment penalty. The Third IOC Loan agreement was renegotiated in October 2012 extending the maturity date from March 2012 to September 2012 and reducing the interest rate from LIBOR plus 6.0% to LIBOR plus 5.5%. By Amendment to Loan Agreement and Notes dated effective March 1, 2013, the Third I.O.C. Loan Agreement, together with four other I.O.C. Loan Agreements described herein and their respective underlying promissory notes, were amended to extend their maturity dates to December 31, 2018, and to provide a specific repayment schedule for accrued interest and outstanding principal. As of September 30, 2013, approximately $6,456,000 in principal amount remains outstanding.

          E.          On March 29, 2012, the Company entered into a Loan Agreement with I.O.C. pursuant to which it borrowed $3,500,000 (the “Fourth I.O.C. Loan Agreement”). The Fourth I.O.C. Loan Agreement bears interest at a rate of Libor + 5.5% per annum and contained an original maturity date of March 29, 2013, when all accrued interest and principal is due and payable. The loan is unsecured and may be prepaid at any time without penalty or premium. The purpose of the loan was to provide funds to Isramco for the payment of amounts were due to the Lenders under the Senior Credit Facility. By Amendment to

Loan Agreement and Notes dated effective March 1, 2013, the Fourth I.O.C. Loan Agreement, together with four other I.O.C. Loan Agreements described herein and their respective underlying promissory notes, were amended to extend their maturity dates to December 31, 2018, and to provide a specific repayment schedule for accrued interest and outstanding principal. As of September 30, 2013, approximately $3.5 million in principal remains outstanding.

          F.          On April 29, 2012, the Company entered into another Loan Agreement with I.O.C., pursuant to which it borrowed $10,000,000 (the “Fifth I.O.C. Loan Agreement”). The Fifth I.O.C. Loan Agreement bears interest of Libor + 5.5% per annum and originally matured on April 30, 2013, when all accrued interest and principal was due and payable. The loan is unsecured and may be prepaid at any time without penalty or premium. The loan was funded by IOC in three monthly installments starting April 2012. The purpose of the loan was to provide funds to Isramco for the payment of amounts that were due to the Lenders under a Senior Credit Facility that was paid in full June 29, 2012. By Amendment to Loan Agreement and Notes dated effective March 1, 2013, the Fifth I.O.C. Loan Agreement, together with four other I.O.C. Loan Agreements described herein and their respective underlying promissory notes, were amended to extend their maturity dates to December 31, 2018, and to provide a specific repayment schedule for accrued interest and outstanding principal. As of September 30, 2013, approximately $10.0 million in principal remains outstanding.

          G.          On February 13, 2013, the Company entered into another Loan Agreement with I.O.C. (the “Sixth I.O.C. Loan”) pursuant to which it borrowed $1,500,000. The loan bears interest of Libor+6% per annum and matures on February 13, 2018, when all accrued interest and principal is due and payable. The loan may be prepaid at any time without penalty or premium. The loan is unsecured. The purpose of the loan was to provide funds to back up a Letter of Credit. As of September 30, 2013, approximately $1.5 million in principal remains outstanding.

Reimbursements related to Litigation Involving Officers, Directors and Affiliates

The Company previously disclosed information relating to two putative shareholder derivative petitions that were filed by individual shareholders of the Company in the District Court of Harris County, Texas. These petitions each named certain Company officers and directors as defendants. Each of these suits claims that the shareholders were damaged as a result of various breaches of fiduciary duty, self-dealing, and other wrongdoing in connection with the Goodrich Agreement between the Company and Goodrich and other matters, primarily on the part of the Company’s Chairman and Chief Executive Officer, Haim Tsuff, and Jackob Maimon. Mr. Maimon is a former President and a director who resigned from all positions held with the Company in June, 2011.

On or about April 6, 2011, a third complaint was filed in the 295th District Court of Harris County, Texas by Yuval Ran, who claimed to be a shareholder, against certain of Company officers and directors and several corporate parties controlled by Haim Tsuff. As with the prior suits, this complaint alleged various breaches of duty, self dealing and other wrongdoing in connection with the Restated Agreement between the Company and Goodrich, primarily on the part of the Company’s Chairman and Chief Executive Officer, Haim Tsuff, and Jackob Maimon. In addition, this suit alleged claims relating to other transactions between the Company and entities controlled by Haim Tsuff, including but not limited to the loan transactions between the Company and related parties, the lease and sale of a cruise ship, and the closure of the Company’s Israel branch office. The third complaint was transferred to the 55th Judicial District Court of Harris County, Texas by order signed April 20, 2011, and consolidated with the above-referenced first and second original shareholder suits by order signed May 21, 2011, into a single case, called “Lead Cause No. 2010-34535; In Re: Isramco, Inc. Shareholder Derivative Litigation; In the 55th Judicial District Court of Harris County, Texas (the “Derivative Litigation”).

The Company also disclosed information in our quarterly report for the three months ended September 30, 2011, relating to an additional putative shareholder derivative complaint that was filed by an individual shareholder, Yuval Lapiner, on July 7, 2011, in the Delaware Chancery Court in Wilmington, Delaware, naming certain of Company officers and directors as defendants. The claims asserted in this case are essentially the same damage claims as asserted in the lawsuit filed in April 2011 and described above. The Company filed motions in the Chancery Court to Dismiss or Stay the lawsuit and, by order dated October 20, 2011, the case was dismissed. The plaintiff did not appeal. Yuval Lapiner then filed a motion to intervene in the Derivative Litigation and that motion was denied. Mr. Lapiner then filed a motion for attorney’s fees that was also denied. On December 12, 2011, the court approved the terms of the mediated settlement and entered final order and judgment in the case. The Company paid plaintiff attorney’s fees of $1,000,000, replaced its bylaws, amended various committee charters, and adopted other corporate governance changes as set out in the stipulation of settlement. After the judgment was rendered, Mr. Lapiner filed a motion for new trial and on February 12, 2012, filed a Notice of Appeal to the Fourteenth Court of Appeals in Houston, Texas. A Motion to Dismiss the appeal was filed. Oral arguments were presented to the Court of Appeals on January 9, 2013. The Court of Appeals has not rendered an opinion on either the Motions to Dismiss or the appeal.

On or about September 21, 2011, the Company’s former Vice President and General Counsel, Dennis Holifield resigned. Mr. Holifield had been hired in March 2011. On or about October 12, 2011, Mr. Holifield submitted a “Summary Report” to the SEC (the “Summary Report”), in which made numerous factual allegations regarding Haim Tsuff, the Company’s Chief Executive Officer, Chairman, and President; Edy Francis, the Company’s Chief Financial Officer; Amir Sanker, the Company’s Asset Manager; and other Company personnel. In the Summary Report, Mr. Holifield characterized the alleged conduct as illegal or criminal. On November 3, 2011, the Company’s Board of Directors constituted a committee of independent directors consisting of Max Pridgeon and Asaf Yarkoni, referred to as the Special Investigative Committee of the Board of Directors (“SIC”) which was directed to investigate all of the Holifield allegations and report back to the full board and make any recommendations, if any, for corrective action. On January 7, 2013, SIC made their final report to the Board of Directors of the conclusions and results of the fourteen-month investigation into the allegations made by Mr. Holifield. The SIC determined that Mr. Holifield’s allegations were not supported by any available documentary evidence or by any statements made by former or current Isramco, Inc., directors, management, or employees interviewed by the SIC or its counsel. The SIC also determined that the Company had not engaged in wrongdoing of any sort including any unlawful or unethical business practices, any lapses in financial controls, or any governance issues that require redress or reform. On September 10, 2013, the Company filed suit against Mr. Holifield in Cause No. 201352927 of the 270th Judicial District Court of Harris County, Texas, alleging professional malpractice.

EQUITY COMPENSATION PLAN INFORMATION

          The 1993 Stock Option Plan (the 1993 Plan) was approved at the annual meeting of shareholders held in August 1993. As of December 31, 2009, 20,050 shares of common stock were reserved for issuance under the 1993 Plan. Options granted under the 1993 Plan may be either incentive stock options under the Internal Revenue Code or options that do not qualify as incentive stock options. Options granted under the 1993 Plan may be exercised for a period of up to ten years from the grant date. The exercise price for an incentive stock option may not be less than 100% of the fair market value of Isramco’s common stock on the date of grant. All the options granted under the 1993 Plan to date were fully vested on the date of grant. The administrator of the 1993 Plan may set the exercise price for a nonqualified stock option at less than 100% of the fair market value of Isramco’s common stock on the date of grant.

    On December 30, 2011, the shareholders approved the 2011 Stock Incentive Plan. The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2011 Stock Incentive Plan (“2011 Plan”) or with respect to which awards may be granted is 200,000 shares.

    Independent members of our board of directors, as well as employees of, and consultants to, us or any of our subsidiaries and affiliates, are eligible to receive awards under the 2011 Plan. The selection of participants is within the sole discretion of the Compensation Committee.

    Our Compensation Committee may grant nonqualified stock options to purchase shares of our common stock to any eligible participant and incentive stock options to purchase shares of our common stock only to eligible employees. The Compensation Committee determines the number of shares of our common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a 10.0% shareholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. The Compensation Committee may also award shares of restricted stock and subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock units and deferred stock units under the 2011 Plan that are payable in cash or denominated or payable in or valued by shares of our common stock or factors that influence the value of such shares.

    The following table sets forth information as of December 31, 2012 with respect to the Company’s equity compensation plan that has been approved by its stockholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)-
	(a)	(b)	(c)

Equity compensation plan approved by security holders	—	—	220,050
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	220,050

The Company has two plans, the 1993 Stock Option Plan and the 2011 Plan, each of which was approved by stockholders. There are no other equity compensation plans outstanding.

SECTION 21(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 21(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file certain reports regarding ownership of, and transactions in, the Company’s securities with the SEC. These officers, directors and Stockholders are also required by SEC rules to furnish the Company with copies of all Section 21(a) reports that they file with the SEC.

          Based solely on review of the copies of such forms received by the Company with respect to 2012, the Company believes that all of the filing obligations of officers, directors and 10% Stockholders under Section 21 (a) during 2012 have been fulfilled.

PROPOSAL 1
ELECTION OF DIRECTORS

          The Board of Directors of the Company currently consists of six (6) members. The six persons named below, who are each currently serving as directors, have been re-nominated by the Board of Directors for election to hold office until the next annual meeting and until their successors are elected and have been qualified.

          It is the intention of the persons named in the accompanying proxy to vote FOR the election of the persons named below as directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxies will be voted (in the discretion of the holders of such proxies) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

NAME	AGE	POSITION

Haim Tsuff	55	Chairman of the Board, Chief Executive
		Officer, President, and Director

Joseph From	58	Director

Max Pridgeon	46	Director

Itai Ram	34	Director

Frans Sluiter	45	Director

Asaf Yarkoni	38	Director

          The following describes at least the last five years of business experience of the directors standing for re-election. The descriptions include any other directorships at public companies held during the past five years by these directors. No family relationship exists between any director and executive officer of the Company.

          Haim Tsuff has been a director of the Company since January 1996 and the Chairman of the Board of Directors and Chief Executive Officer since May 1996.Mr. Tsuff was also appointed President in 2012. Mr. Tsuff is the sole director and owner of United Kingsway Ltd. and Chairman of YHK General Manager Ltd. (which entity effectively controls Equital, J.O.E.L., Naphtha Petroleum and Naphtha Holdings) and may be deemed to control the Company. Mr. Tsuff brings to our Board significant experience in international business, including the energy industry and finance.

          Joseph From was appointed to the Company’s Board of Directors on June 29, 2010. Mr. From is employed as a drilling manager at Star Energy, a UK based energy company with a primary focus on gas storage development and the UK’s second largest onshore oil producer, a position that he has held since June 2007. Prior to joining Star Energy, from August 1998 to April 2007, Mr. From served as General Manger at Equital, an affiliate of the Company, where he was in charge of oil and gas activities and operations, including drilling and production and economic evaluation of oil and gas projects. From 1997 through 1998, he served as Chief Engineer (Oil and Gas division) at the Company where he oversaw drilling on onshore wells in Israel. Mr. From’s petroleum industry background and experience provides the Board with the experience and breadth needed to consider the options that are available in determining drilling/exploration issues.

          Max Pridgeon has been a director of the Company since April 2001. Since December 2002, Mr. Pridgeon has served as a director and executive officer of Griffin Decorations, a business which he founded. From March 1995 through December 2002, he served as director of MAXIM Wholesale and Marketing Co., a company which he founded. Concurrently, from February 1999, Mr. Pridgeon has also served as a manager of sales for Europe and the Middle East for Blenfin XI, Netherlands, a company that engages in the distribution of wooden picture frames. From April 1996 through January 1999, Mr. Pridgeon served as a property acquisitions consultant to M.A. Realistic Estate, Netherlands, a company engaged in the ownership and management of hotels in the Netherlands. From September 1989 through March 1995, Mr. Pridgeon served as account manager and then export manager at VERNO Holland, a company engaged in the marketing and distribution of oil paintings. Mr. Pridgeon’s experience in managing and overseeing a diversified business practice equip him with the skill set needed by our Board.

          Itai Ram was elected to the board in 2011. Mr. Ram is the Director of Mobile Products at Paperless Post Inc., a consumer Internet startup that provides delivery services of social paperless stationeries, a position he has held since May 2012. Prior to joining Paperless Post Inc., Mr. Ram was employed by Apple, Inc., in the positions of Software Engineering Program Manager, iPhone/iPad OS from 2011 to 2012, Program Manager, iPad from 2009 to 2011, and Program Manager, iMac from 2009 to 2011. Prior to joining Paperless Post, Inc, Mr. Ram was employed by Intel Corporation’s Mobile Wireless Group, in the positions of Mobile Systems Engineer from 2006 to 2007, Wi-Fi Algorithms and Design Engineer from 2005 to 2006, and Wi-Fi Logic Design Engineer from 2003 to 2005. Mr. Ram is also a co-founder of Delengo LLC, an early stage e-commerce consumer Internet startup built on top of web and mobile geo-social networks, started in 2009.

          Frans Sluiter was elected to the board in 2011. Mr. Sluiter is employed as a Senior Manager at Accenture, a position he has held since December 2006. Prior to joining Accenture, Mr. Sluiter was a Partner and Project Manager at Singularity, LLC, responsible for overseeing SAP process integration. From 2003 to 2006, he served at Intelligroup, from 2004 onwards as Senior Vice President responsible for business development and project delivery for onsite and offshore SAP services. Throughout his career, Mr. Sluiter has acquired extensive experience working with clients in a variety of industries, including Oil and Gas. His broad corporate experience and connections in the industry add to the value he brings to the board.

          Asaf Yarkoni was appointed to the Company’s Board of Directors on December 28, 2011. Mr. Yarkoni is employed as an Integration and Business Development Manager at IBM, a position he has held since April 2011. Mr, Yarkoni a certified public accountant with over four years of experience with a “Big Four” accounting firm and, prior to his employment at IBM, was the Chief Financial Officer of Storwize, a start-up company involved in the provision of data compression services. Mr. Yarkoni has experience in public accounting and is familiar with the reporting requirements applicable to public companies, both in Israel and in the United States. Mr. Yarkoni brings significant financial and accounting knowledge and expertise to the Corporation and qualifies to serve as an “audit committee financial expert” under the rules of the SEC. Mr. Yarkoni’s experience as a certified public accountant was instrumental in his appointment to stand for election to the Board and is expected to provide our board with a critical accounting perspective.

INFORMATION RELATING TO EXECUTIVE OFFICERS

          The following individuals are not directors or director nominees, but served as executive officers of the Company or its subsidiaries during 2012.

NAME	AGE	POSITION

Edy Francis	36	Chief Financial Officer

Zeev Koltovskoy	37	Chief Accounting Officer

Curt L. Warnock	58	Legal Counsel and Corporate Secretary

          Edy Francis was appointed Chief Financial Officer on August 2, 2007. From December 2003 through August 2007, Mr. Francis was affiliated with the Tel Aviv based office of Brightman Almagor & Co., Certified Public Accountants and a member firm of Deloitte Touche Tohmatsu where his areas of practice included auditing publicly traded companies, auditing internal controls and preparing tax assessments.

          Zeev Koltovskoy was appointed Chief Accounting Officer in December 2012 after serving as the Company’s Director of Finance. Prior to joining the Company, Mr. Koltovskoy served as Director of Finance for Israel Oil Company Ltd., an Israeli based affiliate. Prior to this, Mr. Koltovskoy worked for Allot Communications Ltd. and Deloitte Brightman & Company, certified public accountants and a member firm of Deloitte Touche Tohmatsu.

          Curt L. Warnock served as Legal Counsel and Corporate Secretary and resigned in 2013. After Mr. Warnock’s resignation, Anthony James was named Legal Counsel and Corporate Secretary. Mr. James did not serve as an officer of the Company in 2012.

          All officers serve until the next annual meeting of directors and until their successors are elected and qualified. There are no family relationships between any of the above directors or officers, and there is no arrangement or understanding between any of the above directors and any other person pursuant to which he was selected as a director or officer.

INFORMATION ABOUT THE BOARD OF DIRECTORS

INDEPENDENCE AND MEETINGS

          During the fiscal year ended December 31, 2012, the Board met or acted by unanimous written consent on four occasions. During the fiscal year ended December 31, 2012, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

          The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, though it encourages directors to attend such meetings. None of the directors attended the 2012 annual meeting of shareholders.

          The Board of Directors reviewed the independence of each of the Company’s directors on the basis of the standards adopted by NASDAQ During this review, the Board considered transactions and relationships between the Company, on the one hand, and each director, members of his or her immediate family, and other entities with which he or she is affiliated, on the other hand. The purpose of this review was to determine which of such transactions or relationships were inconsistent with a determination that the director is independent under the NASDAQ rules. As a result of this review, the Board of Directors affirmatively determined that each of the Company’s directors, other than Haim Tsuff and Josef From are, and “independent directors” within the meaning of the NASDAQ rules.

BOARD LEADERSHIP STRUCTURE

          Mr. Tsuff has served as Chief Executive Officer and Chairman since 1996. The Board of Directors believes that its current leadership structure, in which the positions of Chairman and Chief Executive Officer are held by Mr. Tsuff, is appropriate at this time and provides the most efficient and effective leadership for Isramco. Combining the chairman and chief executive officer roles fosters clear accountability, effective decision-making and alignment on corporate strategy. We believe that any risks inherent in that structure are balanced by the oversight of our Board of Directors, a majority of who are independent. Given Mr. Tsuff’s past performance in the roles of Chairman of the Board and Chief Executive Officer, at this time the Board believes that combining the positions continues to be the appropriate leadership structure for our Company and does not impair our ability to continue to practice good corporate governance. The Board does have a lead independent director, Max Pridgeon. The Board of Directors believes that Mr. Tsuff’s significant holdings in the Company is sufficient motivation to minimize excessive risk taking and aligns his interest in the best interest of the stockholders. The structure of Board also serves as oversight to all activities of the company. The Conflict Committee was specifically created to review all related company transactions. The Audit Committee reviews all claims and litigation each quarter as part of their quarterly review of financials.

          Our Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as a separate independent chairperson of the board, might be appropriate and the Board reviews company and board structure annually.

GOVERNANCE, BOARD OF DIRECTORS AND BOARD COMMITTEE CHANGES

          The Board of Directors has established five standing committees: the Audit Committee; the Compensation Committee; the Conflict Committee; the Nominating and Corporate Governance Committee; and the Independent Directors Committee.

BOARD OF DIRECTORS

          The Board of Directors established guidelines requiring a majority of directors to be independent, as determined in accordance with the bylaws of the Company and applicable rules of the NASDAQ exchange. Under such standards, four of the six directors have been determined to be independent directors. Directors have also certified their belief that they meet such independence standards and that they will annually attend at least one Board meeting in person unless specifically excused by the Chairman of the Board. Directors may only serve on a maximum of two other boards subject to SEC reporting. Directors have participated in an initial orientation and continuing education thereafter.

THE LEAD INDEPENDENT DIRECTOR

          In 2012 the Board of Directors first elected a “Lead Independent Director” as such term is defined in the Company’s bylaws and Nominating and Corporate Governance Committee Charter. In 2012, Max Pridgeon was elected to this position. The Lead Independent Director chairs the executive sessions of the Board and is the principle liaison between the independent directors and Chief Executive Officer. The Lead Independent Director also is responsible for or required to participate in timing and agenda for Board and Committee meetings, requesting for and providing information to the independent directors, receive reports from the Nominating and Governance Committee and evaluation, along with the Compensation Committee and the Board the performance of the Chief Executive Officer. The Lead Independent Director also serves as Chair of the newly formed Independent Director Committee.

AUDIT COMMITTEE

          The members of the Audit Committee are Max Pridgeon, Frans Sluiter and Asaf Yarkoni. The Board of Directors has determined that Mr. Pridgeon, Mr. Sluiter and Mr. Yarkoni met the independence criteria set out in Rule 5605(a)(2) of the NASDAQ Marketplace Rules. The Board determined that Mr. Yarkoni, the committee “financial expert” as defined by the rules of would qualify as an independent director and an audit committee financial expert if elected. The Audit Committee met five times in 2012.

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

          The current members of the Nominating and Corporate Governance Committee are Max Pridgeon, Asaf Yarkoni and Haim Tsuff. The Nominating and Corporate Governance Committee met twice in 2012.

          The Nominating Committee considers many factors when evaluating candidates for the nomination to the Board of Directors, with the goal of fostering a Board of Directors comprised of directors with a variety of experience and backgrounds. Important factors considered as part of the Nominating Committee’s evaluation include (without limitation) (i) roles and contributions valuable to the business community, (ii) personal qualities of leadership, character and judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to high ethical standards, (iii) relevant knowledge and diversity of Board members’ background and experience (iv) whether the candidate has the time required for preparation, participation and attendance at meetings, and (v) requirements relating to Board and Board committee composition under applicable law and NASDAQ listing standards. Depending upon the Company’s then-current needs, certain factors may be weighed more or less heavily. In considering candidates for the Board of Directors, the Nominating Committee will consider the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met. However, the Nominating Committee does believe that all members of the Board of Directors should have the highest character and integrity and sufficient time to devote to Company matters.

          In addition to considering candidates proposed by officers or other directors of the Company as candidates for nomination as a director, the Nominating Committee considers persons recommended by Stockholders. In evaluating candidates proposed by Stockholders the Nominating Committee uses the same selection criteria as it uses to evaluate other potential nominees.

Recommendations should be submitted to the Secretary of the Company. Each recommendation should include a personal biography of the suggested candidate, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected. Stockholders who wish to nominate a person for election to the Board of Directors themselves, rather than recommending a candidate to the Nominating Committee for potential nomination by the Board of Directors, must comply with applicable law.

          While the Nominating Committee does not have a formal policy with respect to diversity, the Board and the Committee believe that it is essential that Board members represent diverse business backgrounds and experience. A background in or experience with the oil & gas industry is desirable, but not a precondition to nomination. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

          In addition the Nominating and Governance Committee reviews the advisability of a director’s continued service on the Board when the director’s principal occupation or business association changes, or when circumstances arise which may raise questions about the director’s continuing qualifications in relation to the Board membership criteria referred to above. In addition, the Committee will:

          Review the resignation of any director.

          Review the Board’s committee structure and recommend to the Board the appointment of committee members and chairs.

          Define and articulate the Corporation’s overall corporate governance structures, including the development and recommendation to the Board of Directors of the Isramco Corporate Governance Guidelines.

          Review Guidelines periodically, recommending changes as necessary to reflect sound governance practices.

          Review the Corporation’s position and practices on significant issues of corporate public responsibility such as protection of the environment, and philanthropic contributions.

CONFLICT COMMITTEE

          The Conflict Committee consists of Asaf Yarkoni and Frans Sluiter, two independent directors. Although the Conflict Committee does not have a written charter, before any transaction between the Company and any officer or director or between the Company and any entity controlled by an officer or director, it must be submitted for approval by the Conflict Committee. The Conflict Committee, except as may be otherwise specified by the Board of Directors by unanimous written consent, all the power and authority of the Board of Directors in connection with approving and authorizing proposed transactions between the Company and any officer or director or entity controlled by any officer or director. In that role the Conflict Committee has reviewed and approved sales of affiliated company stock all affiliated company financing. The Conflict Committee met or acted by unanimous consent four times in 2012.

COMPENSATION COMMITTEE

          The Compensation Committee consists of Max Pridgeon, Itai Ram and Joseph From and is responsible for reviewing the compensation arrangements in effect for the Company’s executive officers. The Compensation Committee met twice in 2012.

          The Compensation Committee sets compensation policy and administers the Company’s compensation programs for the purpose of attracting and retaining skilled executives who will promote the Company’s business goals and build stockholder value. The Committee is also responsible for reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the Company’s named executive officers, including stock compensation and bonuses.

          The Compensation Committee reviews and recommends to the Board for approval compensation arrangements for our executive officers, key employees and non-employee directors. The Compensation Committee recommends all incentive compensation awards, which are then subject to board review and approval. The Chief Executive Officer recommends to the Compensation Committee the goals, objectives and compensation for all executive officers and key employees, except himself, and responds to requests for information from the Compensation Committee. Our Chief Executive Officer has no role in approving his own compensation. The Compensation Committee periodically reviews and recommends the compensation of non-executive directors. The Compensation Committee does not delegate its authority and has the sole responsibility of retaining outside counsel or other consultants for the purpose of executing its mandate.

THE INDEPENDENT DIRECTOR COMMITEE

          The current members of the Independent Directors Committee are Max Pridgeon, Asaf Yarkoni, Frans Sluiter and Itai Ram. The Independent Director Committee met four times in 2012. The purpose of the Independent Director Committee is to serve as a disinterested body of the Board exercising oversight and independent judgment to recommend to the Board those measures the Committee reasonably believes to be in the long-term best interests of the Company with a view to protect the interests of both the Company and its shareholders with due regard to the interests of the minority shareholders of the Company. The Committee approved a written charter, which has been submitted to the full Board for approval.

TRADING COMPLIANCE CONTROL COMMITTEE

          The Board of Directors has a committee consisting of Edy F. Francis and Anthony James, both non-directors, as responsible for ensuring compliance with the Company’s stock trading and market communication policy. This is not a committee of the board but a monitoring and reporting function to the Board.

CODE OF BUSINESS ETHICS AND CONDUCT

          The Company has adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) that applies to all of its employees. A copy of the Code of Conduct was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. If the Company makes any substantive amendment to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

          Although the Company does not have formal procedures for Stockholder communication with the Board of Directors, Stockholders of the Company are encouraged to communicate directly with the members of the Board. Persons interested in communicating their concerns or issues to the independent directors may address correspondence to a particular director, or to the independent directors generally in care of the President, Chief Executive Officer and Chairman of the Board, Mr. Haim Tsuff. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chairman of the Audit Committee. Company personnel will not screen or edit such communications and will forward them directly to the intended member of the Board.

BOARD’S ROLE IN RISK OVERSIGHT

          Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior officers attend meetings of the Board of Directors, provide presentations on operations, and are available to address any questions or concerns raised by the Board of Directors, its committees, or any individual director. Additionally, our Board committees are charged with assisting the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. Management regularly reports to the Audit Committee on these areas.

REPORT OF THE AUDIT COMMITTEE

          The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of the Company’s filings under the Securities Act of 1933 or under the Exchange Act, except to the extent the Company specifically incorporate this report by reference.

          The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2012. These financial statements include the consolidated balance sheets of the Company as of December 31, 2011 and 2010, and the related consolidated statements of operations, Stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2012 and the notes thereto.

          REVIEW WITH MANAGEMENT. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

          REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS. The Audit Committee has discussed with M&B, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) that includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received disclosures and the letter from M&B required by Independence Standards Board Standard No. 1 (that relates to the accountant’s independence from the Company and its related entities) and has discussed with the auditors its independence from the Company.

          CONCLUSION. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

AUDIT COMMITTEE

MAX PRIDGEON

ASAF YARKONI

FRANS SLUITER

BOARD RECOMMENDATION

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF MALONE BAILEY, LLP

AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2013

          The Audit Committee has selected Malone Bailey, LLP (“M&B”) as the Company’s independent public accounting firm for the year ending December 31, 2013. The Board has directed that such appointment be submitted for ratification by the Stockholders at the Annual Meeting.

          It is anticipated that a member of M&B will be available at the Annual Meeting and will be available to respond to appropriate questions.

          If the Shareholders do not ratify the selection of M&B as the Company’s independent public accounting firm for the year ending December 31, 2013, the Audit Committee will reconsider the appointment. However, even if the Shareholders do ratify the selection, the Audit Committee may still appoint a new independent public accounting firm at any time during the year if it believes that such a change would be in the best interests of Company and its Shareholders.

AUDIT FEES

          The following table presents fees for professional audit services rendered by M&B for the audit of the Company’s annual financial statements for fiscal years 2012 and 2011 and fees billed for other services rendered during 2012 and 2011.

Type of Service/Fee	Fiscal 2012	Fiscal 2011

Audit Fees (1)	$345,000	$345,000

Audit Related Fees (2)	$—	—

Tax Fees (3)	$29,100	$23,980

All Other Fees (4)	$45,360	$50,950

(1) Audit Fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K and the review of the interim financial statements included in its Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2) Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to consultation regarding generally accepted accounting principles.

(3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(4) All Other Fees consist of fees for products and services not included in the above categories.

          The Audit Committee reviewed the non-audit services rendered for fiscal 2012 and fiscal 2011 as set forth in the above table and concluded that such services were compatible with maintaining the public accounting firm’s independence. The Audit

Committee’s policy is to pre-approve all audit services and all non-audit services that Company’s independent public accounting firm is permitted to perform for Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent public accounting firm and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others. None of the fees paid to the independent public accounting firm under the categories Audit-Related Fees, Tax and All Other Fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

BOARD RECOMMENDATION

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS RATIFY THE APPOINTMENT OF MALONE BAILEY, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

OTHER MATTERS

          Management does not intend to present to the meeting any matters other than matters referred to herein, and as of this date Management does not know of any matter that will be presented by other persons named in the attached proxy to vote thereon in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

          Under the rules of the SEC, proposals of Shareholders intended to be presented at the 2014 annual meeting of Shareholders must be made in accordance with the by-laws of the Company and received by the Company at its principal executive offices for inclusion in the Company’s proxy statement for that meeting no later than April 30, 2014. The Board of Directors will review any Shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2014 proxy statement.

SOLICITATION OF PROXIES

          The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

          It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

Haim Tsuff

Chairman of the Board

Chief Executive Officer

President

ISRAMCO, INC.

2425 West Loop South, Suite 810
Houston, Texas 77027

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 18, 2013

          The undersigned hereby appoints Haim Tsuff and Anthony James as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Isramco, Inc held of record by the undersigned on November 20, 2013, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 2425 West Loop South, Suite 810 Houston, TX 77027, on December 18, 2013, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

ISRAMCO, INC.

December 18, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.astproxyportal.com/ast/03348

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

  Please detach along perforated line and mail in the envelope provided.

20630000000000001000 5	121813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:

☐		NOMINEES:
	FOR ALL NOMINEES	JOSEPH FROM
MAX PRIDGEON
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	ITAI RAM
HAIM TSUFF
FRANS SLUITER
☐	FOR ALL EXCEPT (See instructions below)	ASAF YARKONI

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of Malone Bailey, LLP as the independent public accounting firm for the fiscal year ending December 31, 2013	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2012 Annual Report to Shareholders

	Mark here if you plan to attend the Annual Meeting			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

ISRAMCO, INC.

December 18, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.astproxyportal.com/ast/03348
  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20630000000000001000 5	121813

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐		NOMINEES:
	FOR ALL NOMINEES	JOSEPH FROM
MAX PRIDGEON
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	ITAI RAM
HAIM TSUFF
FRANS SLUITER
☐	FOR ALL EXCEPT (See instructions below)	ASAF YARKONI

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	The ratification of Malone Bailey, LLP as the independent public accounting firm for the fiscal year ending December 31, 2013	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders and the 2012 Annual Report to Shareholders

	Mark here if you plan to attend the Annual Meeting			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.